Exhibit (10)(iii)(A)



                   RESTRICTED STOCK AWARD AGREEMENT UNDER THE
                            HOUGHTON MIFFLIN COMPANY
                          1995 STOCK COMPENSATION PLAN


     Agreement effective as of February 26, 1996, between Houghton Mifflin Company (the "Company") and Gail Deegan (the "Employee") pursuant to the Houghton Mifflin Company 1995 Stock Compensation Plan (the "Plan") approved on April 29, 1995 by the stockholders of the Company, the terms of which are incorporated herein by reference.


     WHEREAS, the Employee's efforts are basic to the continued success and growth of the Company;

     WHEREAS, the Company desires to provide an incentive to the Employee so that she will exert her utmost efforts on the Company's behalf and thus enhance its chances of success;

     WHEREAS, the Company believes that this objective may be accomplished by encouraging the Employee to acquire a proprietary or an increased proprietary interest in the Company and that the Company should assist the Employee in acquiring such interest; and


     WHEREAS, pursuant to the Plan, the Board of Directors of the Company has awarded to the Employee shares of common stock, par value $1 per share, of the Company (the "Common Stock") subject, however, to certain restrictions as set forth below; and


     WHEREAS, the Company and the Employee desire to set forth their mutual understanding with respect to the "Restricted Shares" (as hereinafter defined):

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the Employee and the Company hereby agree as follows:

    1. Grant of Shares of Common Stock Subject to Restrictions. The Employee hereby acknowledges that the Company has awarded to the Employee 5,000 shares of Common Stock effective immediately. Consideration equal to the aggregate par value of the Common Stock has been provided by the Employee's past services as a member of the Company's Board of Directors. The Employee and the Company acknowledge that such shares shall be subject to the restrictions contained herein and shall hereinafter be referred to as the "Restricted Shares." As soon as practicable hereafter, the Company will establish a restricted stock account in the name of the Employee with the Company's registrar and transfer agent, the Bank of Boston (the "Registrar") and credit to said account the number of shares indicated above.


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    2. Voting Rights: Dividends and Other Distributions. Subject to the
 restrictions on transfer set forth in Paragraph 3, the Employee is for all purposes the record and beneficial owner of the Restricted Shares; as such, the Employee is entitled to vote all such Restricted Shares at all meetings of stockholders, and is entitled to receive and retain all cash dividends and other cash distributions (regardless of amount) which may be paid with respect to such Restricted Shares. However, if and to the extent the Company shall effect a stock split, stock dividend or distribution of any securities with respect to its Common Stock, the securities distributed pursuant thereto shall be credited to the Employee's restricted stock account with the Registrar, such additional securities shall enjoy the privileges and be subject to the restrictions applicable to the Restricted Shares, and the Employee shall be entitled to sell, transfer, assign, pledge or otherwise dispose of such additional securities at such time as the restrictions on transferability of the Shares to which the distribution relates shall have been removed pursuant to Paragraph 3.




    3. Restrictions Upon Transfer. The Employee hereby agrees that during the Restricted Period (as defined in Paragraph 4 hereof) she will not sell, assign, transfer, exchange, pledge, hypothecate or otherwise encumber any of the Restricted Shares (or any restricted derivative securities). Removal of such restrictions on the transferability of any securities shall be accomplished by means of a letter of instructions to the Registrar signed by two officers of the Company, specifying the Restricted Shares (and any restricted derivative securities) as to which such restrictions are to be removed, and instructing the Registrar to issue to the Employee a stock certificate representing such formerly Restricted Shares (and appropriate evidence of ownership with respect to any such formerly restricted derivative securities), registered in the name of the Employee or in such name or names as the Employee may request in writing (which request shall be accompanied by payment of any stock transfer taxes which may be due as a result of such registration in such other name or names). The Registrar shall debit the Employee's restricted stock account accordingly. Following removal of such restrictions upon the transferability of Restricted Shares (any restricted derivative securities), the Employee shall be free to sell, transfer, assign, pledge or otherwise dispose of such securities, subject to applicable securities laws and Company policies then in effect.


      4. Lapse of Restrictions. The restrictions set forth in Paragraph 3 hereof shall lapse on February 25, 1999; provided, however that such restrictions shall immediately lapse upon a "Change in Control" as defined in Paragraph 5. In addition, if termination of employment occurs by reason of the Employee's death, or disability ("disability" being defined for purposes of this Agreement in the same manner that "permanently and totally disabled" is defined in
 Section 22 (e)(3) of the Internal Revenue Code of 1986, as amended), the Restricted Period shall lapse with respect to a pro rata number of Restricted Shares and restricted derivative securities (and such shares and restricted derivative securities shall no longer constitute Restricted Shares or restricted derivative securities hereunder) based upon a fraction, the numerator of which is the number of whole months from the date of this Agreement to the date of disability or death and the denominator of which is
 36. Notwithstanding the foregoing, the Company's Board of


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 Directors, acting by a majority of its non-employee Directors or the
 Compensation and Nominating Committee of the Board of Directors ("Committee") may at any time accelerate the time at which the restrictions on all or any part of the Restricted Shares and restricted derivative securities will lapse. The period during which said restrictions are in effect is referred to herein as the "Restricted Period." Upon the expiration of the Restricted Period, the appropriate number of shares of Common Stock and derivative securities shall be issued to the Employee or her legal representative.

    5. Taxes. Before any taxes due to the lapse of restrictions become payable, the Company will pay to Employee a tax gross-up reimbursement to offset completely any net additional cash cost to be incurred by her due to federal income tax, state income tax or Social Security/Medicare taxes on (a) the taxable income recognized as a result of the lapse of restrictions on the Restricted Stock and (b) the taxable income recognized as a result of the tax gross-up payment. Employee will provide the Company with copies of her federal and state tax returns as filed so that the Company can adjust the tax gross-up payment(s) in total as necessary to eliminate completely the net cash cost to her of the restriction lapse and gross-up. As much as possible, the gross-up payments will be made in the form of additional withholding taxes paid by the Company on Employee's behalf.



    6. Change in Control.
    (A) For purposes of the Plan, a "Change in Control" of the Company shall be deemed to have occurred if any of the following occurs:

          (i) any "person" (as defined in Section 3 (B) hereof) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;


          (ii) during any period of no more than two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i),
 (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;


          (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 75% of the combined voting


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 power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or


          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

    (B) As used in this Plan, the term "Person" has the meaning given such term in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) of the Exchange Act, but excludes (a) the Company, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company (or of any subsidiary of the Company) and (c) any corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.


    7. Termination of Employment. In the event that an Employee ceases to be employed by the Company and its subsidiaries prior to the expiration of the Restricted Period, then, except as otherwise provided in Paragraph 4 hereof, all remaining Restricted Shares (and restricted derivative securities) shall be forfeited to the Company without payment of any consideration by the Company and neither the Employee nor any of her successors, heirs, assigns or personal representatives shall thereafter have any further rights of interests in such shares or certificates. Pursuant to such reversion, the Employee authorizes the Registrar to debit the Employee's restricted stock account accordingly.


    8. Legal Requirements. This award of Restricted Shares shall be subject to the requirement that, if at any time the Company shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Employee with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Company.


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     9. Rights to Terminate Employment. Nothing in the Plan or in this Agreement shall confer upon the Employee the right to continue in the employment of the Company or any of its subsidiaries or affect any right which the Company or any of its subsidiaries may have to terminate the employment of the Employee.

     10. Nonassignability. This award of Restricted Shares shall not be assignable or transferable by the Employee except by will or by the laws of descent and distribution. During the life of the Employee, such award shall be exercisable only by the Employee or by the Employee's guardian or other legal representative.

     11. Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Company shall adjust the number of Restricted Shares subject to this award.

     12. Termination: Amendment. The Company may terminate or amend the Plan at any time; provided, however, that except as set forth in the Plan or in Paragraph 10 hereof, the termination or amendment of the Plan shall not, without the consent of the Employee, impair her rights under this Agreement.

     13. Miscellaneous. Notices hereunder shall be mailed or delivered to the Company at its principal place of business, 222 Berkeley Street, Boston, Massachusetts 02116, attention Treasurer, and shall be mailed or delivered to the Employee at her or her address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. This Agreement is entered into by the Employee and the Company pursuant to the terms and provisions of the Plan and expressly incorporates herein all of the terms and provisions of the Plan. Notwithstanding anything in this Agreement to the contrary, in the event that any inconsistency arises between any term or provision of the Plan and any term or provision of this Agreement, then the applicable terms and provisions of the Plan shall control.




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                                   HOUGHTON MIFFLIN COMPANY


                                    By /s/Gary L. Smith
                                      ---------------------------------------
                                       Gary L. Smith
                                       Senior Vice President, Administration



  Receipt if acknowledged of the foregoing grant of Restricted Shares and their terms and conditions are hereby agreed to as of February 26, 1996.


                                      /s/Gail Deegan
                                      ---------------------------------------
                                      Gail Deegan
                                      240 Upland Road
                                      Newtonville, MA 02160